Exhibit 10.23

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

as Amended and Restated, effective September 5, 2013

i

SECTION 4.	ELIGIBILITY.	6
4.1	General Rule	6

SECTION 5.	STOCK SUBJECT TO PLAN.	6
5.1	Share Limit	6
5.2	Additional Shares	7

SECTION 6.	RESTRICTED SHARES.	7
6.1	Restricted Share Agreement	7
6.2	Duration of Offers and Nontransferability of Purchase Rights	7
6.3	Purchase Price	7
6.4	Transfer Restrictions	7
6.5	Dividends	8

SECTION 7.	STOCK OPTIONS.	8
7.1	Stock Option Agreement	8
7.2	Number of Shares; Kind of Option	8
7.3	Exercise Price	8
7.4	Term	8
7.5	Exercisability	9
7.6	Transferability of Options	9
7.7	Exercise of Options on Termination of Employment	9
7.8	No Rights as a Stockholder	9
7.9	Limitations on Repricing	9

SECTION 8.	PAYMENT FOR SHARES.	10
8.1	Payment of Exercise Price	10
8.2	Payment of Purchase Price for Restricted Shares.	10

SECTION 9.	ADJUSTMENT OF SHARES.	10
9.1	Adjustments Upon Certain Events	10
9.2	Dissolution or Liquidation	11
9.3	Reservation of Rights	11

SECTION 10.	WITHHOLDING TAXES.	11
10.1	General	11
10.2	Share Withholding	12
10.3	Cashless Exercise/Pledge	12
10.4	Other Forms of Payment	12

SECTION 11.	SECURITIES LAW REQUIREMENTS.	12

SECTION 12.	NO RETENTION RIGHTS.	13

SECTION 13.	DURATION AND AMENDMENTS.	13
13.1	Term of the Plan	13
13.2	Right to Amend or Terminate the Plan	13
13.3	Effect of Amendment or Termination	13

ii

SECTION 14.	Section 409A.	14
14.1	In General	14
14.2	Elective Deferrals	14
14.3	Applicable Requirements	14
14.4	Determining “Controlled Group”	15
14.5	Specified Employees; Payment Delay	15

SECTION 15.	Miscellaneous	15
15.1	Successors and Assigns	15
15.2	Other Benefit Plans	15
15.3	Choice of Law	15

iii

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

as Amended and Restated, effective September 5, 2013

SECTION 1. BACKGROUND AND PURPOSE.

1.1	Background.

On August 5, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Adap.tv, Inc., a Delaware corporation (“Adap.tv”), Carmel Merger Corporation, a Delaware Corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and, solely in its capacity as the Securityholders’ Agent, Shareholder Representative Services LLC, a Colorado limited liability Company, pursuant to which Merger Sub merged with and into Adap.tv with Merger Sub surviving as a wholly-owned subsidiary of the Company (the “Merger”). The Merger was consummated on September 5, 2013 (the “Effective Date”). In connection with the Merger, the Company assumed the Adap.tv, Inc. 2007 Stock Incentive Plan and amended and restated such stock incentive plan in the form as set forth herein (the “Plan”). In accordance with the Merger Agreement, upon the Effective Date, (i) certain outstanding unvested Options were converted into the right to receive a number of Restricted Shares and were assumed by the Company and (ii) outstanding Restricted Shares of Adapt.tv were converted into Restricted Shares of the Company and were assumed by the Company. The Plan was initially adopted by the board of directors of Adap.tv effective April 3, 2007 and approved by the stockholders of Adap.tv on April 4, 2007.

1.2	Purpose.

The purpose of the Plan is to offer selected service providers of the Company and its Affiliates the opportunity to acquire equity in the Company through awards of Options (which may constitute incentive stock options or nonstatutory stock options) and the award or sale of Restricted Shares. The Plan has not been designed or administered with the intent that Options or Restricted Shares granted under the Plan may qualify as “performance-based compensation” within the meaning of Section 162(m)(3)(C) of the Code.

SECTION 2. DEFINITIONS.

2.1	“Affiliate” means any entity that is treated as a subsidiary or a parent of the Company for purposes of the Securities Act and the rules and regulations promulgated thereunder. Under such rules and as applied to the Company, “parent” is defined as a person controlling the Company directly, or indirectly through one or more intermediates and “subsidiary” is defined as a person controlled by the Company directly, or indirectly through one or more intermediates. Any such entity must also be an entity that is consolidated with the Company for financial reporting purposes or any other entity designated by the Board in which the Company has a direct or indirect equity interest of at least twenty percent (20%), measured by reference to vote or value.

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

2.2	“Board” means the Board of Directors of the Company, as constituted from time to time.

2.3	“Award” means an Option or Restricted Shares awarded or acquired pursuant to the Plan.

2.4	“Award Agreement” means a Stock Option Agreement or Restricted Shares Agreement.

2.5	“Cause” means, unless otherwise defined in an applicable Award Agreement, any one or more of the following: (i) Employee’s continued failure to perform Employee’s duties to the Company after there has been delivered to Employee a written demand for performance which describes the basis for the Company’s belief that Employee have not substantially performed Employee’s duties; (ii) Employee engaging in an act of misconduct that the Company reasonably believes has had or will have a material adverse effect on the Company’s reputation or business; (iii) Employee being convicted of, or a plea of no contest to, a felony; (iv) Employee committing an act of fraud against, or misappropriating property belonging to, the Company; or (v) Employee’s material breach of this agreement or the attached Proprietary Information Agreement. Under this definition, “willful” shall mean that Employee acted without, or failed to act with, a reasonable belief that Employee’s action or failure to act was in the best interest of the Company.

2.6	“Change in Control” means the occurrence of any of the following events:

(a)	any “Person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (other than the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the “Beneficial Owner” within the meaning of Rule 13d-3 promulgated under the Exchange Act of 30% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; excluding, however, any circumstance in which such beneficial ownership resulted from any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlling, controlled by, or under common control with, the Company;

(b)	a change in the composition of the Board since the Effective Date, such that the individuals who, as of such date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board shall not be deemed a member of the Incumbent Board;

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

(c)	a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 60% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the beneficial holders of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

(d)	the sale, transfer or other disposition of all or substantially all of the assets of the Company.

2.7	“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.8	“Committee” means the Compensation Committee of the Board or its successor, or such other committee of the Board to which the Board has delegated power to act under or pursuant to the provisions of the Plan or a subcommittee of the Compensation Committee (or such other committee) established by the Compensation Committee (or such other committee).

2.9	“Company” means AOL Inc., a Delaware corporation, and its successors.

2.10	“Consultant” means a consultant or advisor within the meaning of the instructions under Securities and Exchange Commission Form S-8 who is not an Employee or Outside Director and who performs bona fide services for the Company or an Affiliate, and such services are not performed in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.11	“Disability” means, unless defined in an employment agreement between the Company or an Affiliate and the Participant or, if not defined therein or if there shall be no such agreement, “disability” of the Participant shall have the meaning ascribed to such term in the Company’s long-term disability plan or policy, as in effect from time to time.

2.12	“Employee” means any individual who is a common-law employee of the Company or an Affiliate and who is an “employee” within the meaning of section 3401(c) of the Code.

2.13	“Employment” means (i) a Participant’s employment if the Participant is an employee of the Company or an Affiliate (ii) a Participant’s services as an Outside Director or (iii) a Participant’s services as a Consultant; provided, however that unless otherwise

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

determined by the Committee, a change in a Participant’s status from Employee to either a Consultant or an Outside Director (other than a director of the Company or a Subsidiary) shall constitute a termination of Employment hereunder.

2.14	“Exchange Act” means The Securities Exchange Act of 1934, as amended, or any successor thereto.

2.15	“Exercise Price” means the amount for which one Share may be purchased upon the exercise of an Option, as specified in a Stock Option Agreement.

2.16	“Fair Market Value” means, on a given date, (i) if there should be a public market for the Shares on such date, the closing sale price of the Shares on the New York Stock Exchange (“NYSE”) Composite Tape, or, if the Shares are not listed or admitted on another national securities exchange or national market system on which the average daily trading volume of the Shares is greater, including without limitation the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the closing sales price per Share (or the average of the per Share closing bid price and per Share closing asked price on such date, if no sales were reported) (the “NASDAQ”), or, if no sale of Shares shall have been reported on the NYSE Composite Tape or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

2.17	“Good Reason” means, unless otherwise defined in an applicable Award Agreement, any any one or more of the following: (i) any material reduction in Employee’s duties and responsibilities not approved in writing by Employee; (ii) any material reduction in Employee’s base salary from that set forth herein or material reduction in Employee’s benefits, that is in either case materially disproportionate to a reduction in the salary and/or benefits offered to other executives of the Company; or (iii) any requirement that Employee’s principal place of business be relocated more than 50 miles from the current location of the Company’s principal place of business.

2.18	“ISO” means an incentive stock option described in section 422(b) of the Code.

2.19	“NSO” means a stock option that is not an ISO.

2.20	“Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

2.21	“Optionee” means an individual or estate that holds an Option.

2.22	“Outside Director” means a member of the Board of the Company or an Affiliate who is not an Employee.

2.23	“Participant” means an Employee or Consultant, excluding any such person who was an Employee or Consultant of the Company or one of its Affiliates (other than Adap.tv, Inc. and its subsidiaries) prior to the Effective Date of the Merger, who is selected by the

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

Committee to participate in the Plan, and upon his or her death, his or her successors, heirs, executors and administrators, as the case may be. A prospective employee of the Company or an Affiliate may be granted an Award so long as the grant date does not occur prior to the date that such person commences employment or the performance of services for the Company or Affiliate. For avoidance of doubt, no person who was an Employee, Consultant or Outside Director of the Company or an Affiliate (other than Adap.tv and its subsidiaries) prior to the Effective Date, may be a “Participant” in the Plan or receive the grant of an Option or Restricted Shares under the Plan. Furthermore, no person may be a “Participant” in the Plan or receive the grant of an Option or Restricted Shares under the Plan in the capacity of an Outside Director.

2.24	“Plan” means the AOL Inc. 2013 Adap.tv Acquisition Stock Incentive Plan, as amended from time to time.

2.25	“Purchase Price” means the consideration, if any, for which one Share of Restricted Shares may be acquired under the Plan (other than upon exercise of an Option).

2.26	“Purchaser” means a person to whom the Committee has offered the right to acquire Restricted Shares or to whom the Committee has awarded Restricted Shares under the Plan (other than upon exercise of an Option).

2.27	“Restricted Share Agreement” means the agreement between the Company and a Purchaser who is awarded or acquires Restricted Shares under the Plan that contains the terms, conditions and restrictions pertaining to the award or acquisition of such Shares.

2.28	“Restricted Share” means any Share awarded or acquired under Section 6 of the Plan.

2.29	“Securities Act” means the U.S. Securities Act of 1933, as amended.

2.30	“Share” means one share of Stock, as adjusted in accordance with Section 9 (if applicable).

2.31	“Stock” means the common stock of the Company, $.01 par value per share.

2.32	“Stock Option Agreement” means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

2.33	“Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

2.34	“Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any Subsidiary. In determining stock ownership for purposes of this Section 2.34, the attribution rules of section 424(d) of the Code shall be applied.

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

SECTION 3. ADMINISTRATION.

3.1	The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “independent directors” within the meaning of the NYSE listed company rules, “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code (or any successor section thereto), “outside directors” within the meaning thereof. In addition, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided that such grants are consistent with guidelines established by the Committee from time to time.

3.2	The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan, and to waive any such terms and conditions at any time (including without limitation, accelerating or waiving any vesting conditions).

3.2	The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

SECTION 4. ELIGIBILITY.

4.1	General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees and Consultants shall be eligible for the grant of NSOs or the award or sale of Restricted Shares.

SECTION 5. STOCK SUBJECT TO PLAN.

5.1	Share Limit. Subject to Sections 5.2 and 9 of the Plan, the aggregate number of Shares available for issuance under the Plan, including with respect to ISOs, shall be 4,016,194 Shares. The number of Shares which are subject to Options or other rights outstanding at any time shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

5.2

Additional Shares. In the event that any outstanding Option or other right expires or is canceled for any reason, the Shares allocable to the unexercised portion of such Option or other right shall remain available for issuance pursuant to the Plan. If a Share previously

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

issued under the Plan is reacquired by the Company pursuant to a forfeiture provision or right of repurchase or reacquisition then such Share shall again become available for issuance under the Plan. However, Shares which are (i) not issued or delivered as a result of the net settlement of an Option, (ii) withheld to satisfy tax withholding obligations on an Option or upon the lapse of restrictions with respect to Restricted Shares issued under the Plan, (iii) tendered to pay the Exercise Price of an Option or (iv) repurchased on the open market with proceeds of an Option exercise will no longer be eligible to be again available for grant under this Plan.

SECTION 6. RESTRICTED SHARES.

6.1	Restricted Share Agreement. Each award or sale of Restricted Shares shall be evidenced by a Restricted Share Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Committee, as set forth in the Restricted Share Agreement, that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

6.2	Duration of Offers and Nontransferability of Purchase Rights. Any right to acquire Shares (other than an Option) shall automatically expire if not exercised by the Purchaser within thirty (30) days after the Company communicates the grant of such right to the Purchaser. Any award of Restricted Shares granted pursuant to a Restricted Share Agreement will be deemed to be automatically exercised on the date of grant. Such right shall be nontransferable and shall be exercisable only by the Purchaser to whom the right was granted.

6.3	Purchase Price. The Purchase Price, if any, of Restricted Shares under the Plan shall not be less than eighty-five percent (85%) of the Fair Market Value of such Shares; provided, however, if the Purchaser is a Ten-Percent Stockholder, the Purchase Price, if any, shall not be less than one hundred percent (100%) of the Fair Market Value of such Shares. Subject to the foregoing in this Section 6.3, the Committee shall determine the amount of the Purchase Price, if any, in its sole discretion. The Purchase Price, if any, shall be payable in a form described in Section 8.

6.4	Transfer Restrictions. Each award or sale of Restricted Shares shall be subject to such forfeiture conditions, rights of repurchase or reacquisition, rights of first refusal and other transfer restrictions as the Committee may determine. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Restricted Shares Agreement. Restricted Shares may be evidenced in such manner as the Committee shall determine in its sole discretion. If certificates representing Restricted Shares are registered in the name of the applicable Participant, the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

6.5	Dividends. Dividends paid on any Restricted Shares may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

to the terms of the applicable Restricted Shares Agreement, or may be reinvested in additional Shares of Restricted Shares, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, to the extent that any forfeiture conditions to which an award of Restricted Shares may be subject shall lapse upon the achievement of one or more specified performance goals, any dividends paid with respect to any Restricted Shares as to which such forfeiture conditions have not yet lapsed shall only be paid after the lapse of such forfeiture conditions on account of the achievement of such performance goal or goals.

SECTION 7. STOCK OPTIONS.

7.1	Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Committee, as set forth in the Stock Option Agreement, which are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

7.2	Number of Shares; Kind of Option. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is intended to be an ISO or an NSO.

7.3	Exercise Price. Each Stock Option Agreement shall set forth the Exercise Price, which shall be payable in a form described in Section 8. Subject to the following requirements, the Exercise Price under any Option shall be determined by the Committee in its sole discretion:

(a)	Minimum Exercise Price for ISOs. The Exercise Price per Share of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the Exercise Price per Share of an ISO granted to a Ten-Percent Stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant.

(b)	Minimum Exercise Price for NSOs. The Exercise Price per Share of an NSO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

7.4	Term. Each Stock Option Agreement shall specify the term of the Option. The term of an Option shall in no event exceed ten (10) years from the date of grant. The term of an ISO granted to a Ten-Percent Stockholder shall not exceed five (5) years from the date of grant. Subject to the foregoing, the Committee in its sole discretion shall determine when an Option shall expire.

7.5	Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable and shall provide other terms and conditions as may be determined by the Committee. Except as otherwise provided in the

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

Plan or in a Stock Option Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. An Option may not be exercised for a fraction of a Share. For purposes of this Section 7, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with provision for payment of the full purchase price in accordance with Section 8. Shares purchased upon the exercise of an Option shall be issued to the Participant as soon as practicable following the effective date on which the Option is exercised. Subject to the following restrictions, the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events.

7.6	Transferability of Options. During an Optionee’s lifetime, his or her Options shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representatives, and shall not be transferable other than by beneficiary designation, will or the laws of descent and distribution. Notwithstanding the foregoing, however, to the extent permitted by the Committee in its sole discretion, an NSO may be transferred by the Optionee to one or more family members or a trust established for the benefit of the Optionee and/or one or more family members to the extent permitted by the Securities Act.

7.7	Exercise of Options on Termination of Employment. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Employment. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Employment.

7.8	No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights to dividends or other rights of a stockholder with respect to any Shares covered by the Option until the Shares subject to the Option are issued to the Optionee. No adjustments shall be made, except as provided in Section 9.

7.9	Limitations on Repricing. Notwithstanding any provision herein to the contrary, the repricing of an Option, once granted hereunder, is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option at a time when its exercise price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 9 below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Optionee.

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

SECTION 8. PAYMENT FOR SHARES.

8.1	Payment of Exercise Price. The Exercise Price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and partly in such Shares or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Exercise Price for the Shares being purchased and any applicable withholding taxes.

8.2	Payment of Purchase Price for Restricted Shares.

(a)	General. The entire Purchase Price, if any, of Restricted Shares issued under the Plan shall be payable in cash, cash equivalents (e.g., by check) or one of the other forms provided in this Section 8.2, or a combination thereof.

(b)	Services Rendered. As determined by the Committee in its discretion, Restricted Shares may be awarded under the Plan in consideration of past services rendered to the Company or an Affiliate.

(c)	Other Forms of Payment. To the extent permitted by the Committee in its sole discretion, payment may be made in any other form that is consistent with applicable laws, regulations and rules, including “any benefit to the corporation” within the meaning of Section 152 of the General Corporation Law of the State of Delaware.

SECTION 9. ADJUSTMENT OF SHARES.

9.1	Adjustments Upon Certain Events. Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)	Generally. In the event of any change in the outstanding Shares (including, without limitation, the value thereof) after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 14), as to (i) the number of Shares issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Exercise Price under each outstanding Option, (iii) the price of Shares subject to any Company right of repurchase or reacquisition, and/or (iv) any other affected terms of such Awards.

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

(b)	Change in Control. In the event of a Change in Control after the Effective Date, the Committee may (subject to Section 14), but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award, (ii) cancel Awards for fair value (as determined in the sole discretion of the Committee) which in the case of Options, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options) over the aggregate exercise price of such Options, (iii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (iv) provide that for a period of at least 30 days prior to the Change in Control, such Options shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

9.2	Dissolution or Liquidation. To the extent not previously exercised or settled, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3	Reservation of Rights. Except as provided in this Section 9, an Optionee or offeree who has not yet acquired Restricted Shares shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option or the number of Shares subject to an award of Restricted Shares. The grant of an Option or award of Restricted Shares pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10. WITHHOLDING TAXES.

10.1	General. An Optionee or Purchaser or his or her successor shall pay, or make arrangements satisfactory to the Committee for the satisfaction of, any federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied. The Committee shall have the right to withhold from any payment required to be made pursuant to the exercise, grant or vesting of an Award an amount sufficient to satisfy any federal, state, local or other taxes, as set forth in further detail in the Award Agreement.

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

10.2	Share Withholding. The Committee may permit an Optionee or Purchaser to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired; provided, however, that in no event may an Optionee or Purchaser surrender Shares greater than the Participant’s minimum statutory withholding tax liability from those Shares that would have otherwise been received by the Participant. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority.

10.3	Cashless Exercise/Pledge. The Committee may provide that if Company Shares are publicly traded at the time of exercise, arrangements may be made to meet the Optionee’s or Purchaser’s withholding obligation by cashless exercise or pledge.

10.4	Other Forms of Payment. The Committee may permit such other means of tax withholding as it deems appropriate.

SECTION 11. SECURITIES LAW REQUIREMENTS.

11.	If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or other form of securities market upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the United States Securities and Exchange Commission, any securities exchange or other form of securities market upon which Shares are then listed, or any other applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act and any applicable state or foreign securities law or unless she or she shall have furnished an opinion to the Company, in form and substance satisfactory to the Company, that such registration is not required.

11.2	If the Committee determines that the exercise, nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any securities exchange or other form of securities market on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

SECTION 12. NO RETENTION RIGHTS.

No provision of the Plan, or any right or Option or award of Restricted Shares granted under the Plan, shall be construed to give any Optionee or Purchaser any right to become an Employee, to be treated as an Employee, or to continue in Employment for any period of time, or restrict in any way the rights of the Company (or an Affiliate to whom the Optionee or Purchaser provides services), which rights are expressly reserved, to terminate the Employment of such person at any time and for any reason, with or without cause, without thereby incurring any liability to him or her. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

SECTION	13. DURATION AND AMENDMENTS.

13.1	Term of the Plan. The Plan initially become effective on April 3, 2007 and was assumed by the Company as of the Effective Date. The Plan shall terminate automatically ten (10) years after it initially became effective. The Plan may be terminated on any earlier date pursuant to Section 13.2 below.

13.2	Right to Amend or Terminate the Plan. The Committee may amend, suspend, or terminate the Plan at any time and for any reason. An amendment of the Plan shall not be subject to the approval of the Company’s stockholders unless it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 9) or (ii) materially expands the class of persons who are eligible for the grant of Options or the award or sale of Restricted Shares. Without limiting the generality of the foregoing, with respect to Awards granted following the Effective Date, to the extent applicable, notwithstanding anything herein to the contrary, the Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A, prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A.

13.3	Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not adversely affect any Shares previously issued or any Option previously granted under the Plan without the holder’s consent.

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

SECTION 14. SECTION 409A.

14.1	In General. The Plan is intended to be administered in a manner consistent with the requirements, where applicable only, of Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Section 409A applies to any Award in a manner that results in adverse tax consequences for the Participant or any of his or her beneficiaries, successors or transferees.

14.2	Elective Deferrals. No elective deferrals or re-deferrals of compensation (as defined under Section 409A) are permitted hereunder.

14.3	Applicable Requirements. To the extent an Award granted under the Plan is deemed to be “deferred compensation” subject to Section 409A, the following rules shall apply to such Awards:

(a)	Mandatory Deferrals. If the Company decides that the payment of compensation under the Plan shall be deferred within the meaning of Section 409A, then at the grant of the Award to which such payment relates, the Company shall specify in the Award Agreement the date(s) on which such compensation will be paid.

(b)	Timing of Payments. Payment(s) of compensation that is subject to Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. § 1.409A-3. Generally, such events and times include: a Participant’s separation from service; a Participant’s becoming disabled; a Participant’s death; a time or a fixed schedule specified in the Plan (including an Award Agreement); a change in the ownership or effective control, or in the ownership of a substantial portion of the assets, of a corporation; or the occurrence of an unforeseeable emergency, in each case as defined and provided for under Section 409A.

(c)	Certain Delayed Payments. Notwithstanding the foregoing, to the extent an amount was intended to be paid such that it would have qualified as a short-term deferral under Section 409A, then such payment may be delayed without causing such amount to be subject to Section 409A if the requirements of Treas. Reg. § 1.409A-1(b)(4)(ii) are met.

(d)	Acceleration of Payment. Any payment made under the Plan to which Section 409A applies may not be accelerated, except in accordance with Treas. Reg. §1.409A-3(j)(4).

(e)	Installment Payments. To the extent any amount made under the Plan to which Section 409A applies is payable in two or more installments, each installment payment shall be treated as a separate and distinct payment for purposes of Section 409A.

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN

14.4	Determining “Controlled Group”. In order to determine for purposes of Section 409A whether a Participant or eligible individual is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Shares that are or have been purchased by or awarded under the Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A:

(a)	In applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Sections 1563(a)(1), (2) and (3) of the Code;

(b)	In applying Treas. Reg. § 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least
80	percent” each place it appears in Treas. Reg. § 1.414(c)-2; and

(c)	Notwithstanding the above, to the extent that the Company finds that legitimate business criteria exist within the meaning of Treas. Reg. § 1.409A-1(b)(5)(E)(1), then the language “at least 50 percent” in clauses (i) and (ii) above shall instead be “at least 20 percent.”

14.5	Specified Employees; Payment Delay. Notwithstanding anything above to the contrary, in the event that an amount that is subject to Section 409A is to be paid under the Plan to a “specified employee” upon such employee’s “separation from service” (as those terms are defined under Section 409A), then such payment shall be made on the first day of the seventh month following the month in which the separation from service occurred.

SECTION 15. MISCELLANEOUS

15.1	Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

15.2	Other Benefit Plans. All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

15.3	Choice of Law. Upon and following the Effective Date and except as otherwise provided in an Award Agreement, the Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws and any and all disputes between a Participant and the Company and an Affiliate relating to an Award granted following the Effective Date shall be brought only in a state or federal court of competent jurisdiction sitting in Manhattan, New York.

AOL INC. 2013 ADAP.TV ACQUISITION STOCK INCENTIVE PLAN